SUB-ITEM 77Q3

AIM CAPITAL DEVELOPMENT FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 4/30/2008
FILE NUMBER 811-1424
SERIES NO.: 11

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                            72,446
     2 Number of shares outstanding of a second class of open-end company shares
       (000's Omitted)
       Class B                                                             9,938
       Class C                                                             8,246
       Class R                                                             4,691
       Investor Class                                                        591
       Institutional Class                                                 9,190

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                           $ 16.64
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                           $ 14.65
       Class C                                                           $ 14.63
       Class R                                                           $ 16.37
       Investor Class                                                    $ 16.66
       Institutional Class                                               $ 17.39